EXHIBIT 31.1

CERTIFICATION

I, Anthony Brian Goodman, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended January 31, 2021, of Golden Matrix Group, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 5, 2021

/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer
(Principal Executive Officer)